Exhibit 10.26

DIRECTOR COMPENSATION

Approved June 1, 2009; Effective January 1, 2009

ANNUAL CASH RETAINER:

$30,000

SHARE AWARDS:

•

Annual grant of $50,000 of deferred stock units (DSUs) under 2009 Equity Incentive Plan

•

If share price below $5, award limited to 10,000 DSUs

•

DSUs will vest one year from grant

•

DSUs will be distributed in shares three years from grant

ADDITIONAL RETAINERS:

•

Audit Committee Chair

$15,000

•

Compensation Committee Chair $7,500

•

Nominating Committee Chair $1,250

ELIMINATING:

•

Per diems

•

Committee secretary retainers

•

All other retainers

OUT OF POCKET EXPENSES: Reimbursement of actual expenses for meetings and attendance at other board service events

EXECUTIVES: serving as directors will receive no director compensation or awards

STOCK OWNERSHIP GUIDELINES:  Three times the annual share award retainer ($150,000)